April 2025

Pricing supplement filed pursuant to Rule 424(b)(2) dated April 8, 2025/Registration Statement No. 333-284538
STRUCTURED INVESTMENTS – Opportunities in U.S. Equities

GS Finance Corp.

$4,690,000 Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A Common Stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

The securities are unsecured notes issued by GS Finance Corp. and guaranteed by The Goldman Sachs Group, Inc. The amount that you will be paid on your securities is based on the performance of the Class A common stock of Palantir Technologies Inc. The securities may be automatically called on any call observation date.

Your securities will be automatically called if the closing price of the underlying stock on any call observation date is greater than or equal to the initial share price, which will be the lowest closing price of the underlying stock during the initial observation period, resulting in a payment on the applicable call payment date equal to (i) the principal amount of your securities plus (ii) such principal amount times the call premium amount applicable to such call observation date. No payments will be made after the call payment date.

At maturity, if not previously called, you may lose a significant portion or all of your investment in the notes. You will not participate in any appreciation of the underlying stock.

The securities are for investors who are willing to risk losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity in exchange for the use of an initial observation period in determining the initial share value and the potential to earn a return of between 21.50% and 107.50%, depending on if and when their securities are automatically called.

FINAL TERMS (continued on page PS-2)
Company (Issuer) / Guarantor:	GS Finance Corp. / The Goldman Sachs Group, Inc.
Underlying stock:	the Class A common stock of Palantir Technologies Inc. (current Bloomberg ticker: “PLTR UW”)
Principal amount:

$4,690,000 in the aggregate on the original issue date; the aggregate principal amount may be increased if the company, at its sole option, decides to sell an additional amount on a date subsequent to the pricing date. Subject to redemption by the company as provided under “- Automatic call feature” below, on the stated maturity date, the company will pay, for each $1,000 of the outstanding principal amount, an amount, if any, in cash equal to the payment at maturity.

Pricing date:	April 8, 2025
Original issue date:	April 11, 2025
Valuation date:	April 8, 2030, subject to adjustment as described in the accompanying general terms supplement
Stated maturity date:	April 11, 2030, subject to adjustment as described in the accompanying general terms supplement
Payment at maturity:
•
if the final share price is greater than or equal to the downside threshold price, the sum of (i) $1,000 plus (ii) the product of (a) $1,000 times (b) the maturity date premium amount; or
•
if the final share price is less than the downside threshold price, the product of (i) $1,000 times (ii) the share performance factor

Downside threshold price:	70.00% of the initial share price
CUSIP / ISIN:	40058HEJ4 / US40058HEJ41
Underwriter:	Goldman Sachs & Co. LLC
Estimated value:	approximately $944 per security. See page PS-3 for more information.

Original issue price	Underwriting discount	Net proceeds to the issuer
100% of the principal amount	3.25% ($152,425 in total)*	96.75% ($4,537,575 in total)

*Morgan Stanley Wealth Management, acting as dealer for the offering, will receive a selling concession of $32.50 for each security it sells. It has informed us that it intends to internally allocate $5.00 of the selling concession for each security as a structuring fee.

Your investment in the securities involves certain risks, including the credit risk of GS Finance Corp. and The Goldman Sachs Group, Inc. See page PS-11. You should read the disclosure herein to better understand the terms and risks of your investment. Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

Goldman Sachs & Co. LLC

Pricing Supplement No. 18,221 dated April 8, 2025

FINAL TERMS (continued)
Initial share price:

The lowest closing price of the underlying stock during the initial observation period, subject to adjustment as provided under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement. In no event will the initial share price be greater than $77.32, which is the closing price of the underlying stock on the pricing date. After the end of the initial observation period, the initial share price will be published on our webpage at goldmansachs.com/what-we-do/FICC-and-equities/business-groups/sts-folder/gs-us-initial-index.html (or any successor or replacement web page) (this website URL is an inactive textual reference only).

Initial observation period:

each scheduled trading day during the approximately one-month period from and including the pricing date to and including May 8, 2025. If the calculation agent determines that a market disruption event (as described under “Supplemental Terms of the Notes — Special Calculation Provisions — Market Disruption Event” in the accompanying general terms supplement, provided that, for purposes of the initial observation period only, the reference to “unwind” in the first paragraph of that section shall be deemed to be “unwind or establish”) occurs on any scheduled trading day during the initial observation period or such day is not a trading day, the closing price of the underlying stock on such day will not be included in the calculation of the initial share price

Final share price:	the closing price of the underlying stock on the valuation date, subject to adjustment as described in the accompanying general terms supplement
Call observation dates:	as set forth under “Call observation dates” below
Call payment dates:	as set forth under “Call payment dates” below
Automatic call feature:

if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price, your securities will be automatically called and you will receive for each $1,000 principal amount an amount in cash equal to the sum of (i) $1,000 plus (ii) the product of $1,000 times the call premium amount applicable to the corresponding call observation date. No payments will be made after the call payment date.

Call premium amount:	with respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” below
Maturity date premium amount:	107.50%
Share performance factor:	the final share price / the initial share price
Authorized denominations:	$1,000 or any integral multiple of $1,000 in excess thereof
Listing:	the securities will not be listed on any securities exchange or interdealer quotation system

Call observation dates*	Call payment dates*	Call premium amount
April 15, 2026	April 20, 2026	21.50%
July 8, 2026	July 13, 2026	26.875%
October 8, 2026	October 14, 2026	32.25%
January 8, 2027	January 13, 2027	37.625%
April 8, 2027	April 13, 2027	43.00%
July 8, 2027	July 13, 2027	48.375%
October 8, 2027	October 14, 2027	53.75%
January 10, 2028	January 13, 2028	59.125%
April 10, 2028	April 13, 2028	64.50%
July 10, 2028	July 13, 2028	69.875%
October 9, 2028	October 12, 2028	75.25%
January 8, 2029	January 11, 2029	80.625%
April 9, 2029	April 12, 2029	86.00%
July 9, 2029	July 12, 2029	91.375%
October 8, 2029	October 11, 2029	96.75%
January 8, 2030	January 11, 2030	102.125%
* Subject to adjustment as described in the accompanying general terms supplement

April 2025

The issue price, underwriting discount and net proceeds listed on the cover page relate to the securities we sell initially. We may decide to sell additional securities after the date of this pricing supplement, at issue prices and with underwriting discounts and net proceeds that differ from the amounts set forth above. The return (whether positive or negative) on your investment in the securities will depend in part on the issue price you pay for such securities.

GS Finance Corp. may use this prospectus in the initial sale of the securities. In addition, Goldman Sachs & Co. LLC or any other affiliate of GS Finance Corp. may use this prospectus in a market-making transaction in a security after its initial sale. Unless GS Finance Corp. or its agent informs the purchaser otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

Estimated Value of Your Securities

The estimated value of your securities at the time the terms of your securities are set on the pricing date (as determined by reference to pricing models used by Goldman Sachs & Co. LLC (GS&Co.) and taking into account our credit spreads) is equal to approximately $944 per $1,000 principal amount, which is less than the original issue price. The value of your securities at any time will reflect many factors and cannot be predicted; however, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would initially buy or sell securities (if it makes a market, which it is not obligated to do) and the value that GS&Co. will initially use for account statements and otherwise is equal to approximately the estimated value of your securities at the time of pricing, plus an additional amount (initially equal to $56 per $1,000 principal amount).

The price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market, which it is not obligated to do) will equal approximately the sum of (a) the then-current estimated value of your securities (as determined by reference to GS&Co.’s pricing models) plus (b) any remaining additional amount (the additional amount will decline to zero from the time of pricing through April 19, 2026, as described below). On and after April 20, 2026, the price (not including GS&Co.’s customary bid and ask spreads) at which GS&Co. would buy or sell your securities (if it makes a market) will equal approximately the then-current estimated value of your securities determined by reference to such pricing models.

With respect to the $56 initial additional amount:

•
$23.5 will decline to zero on a straight-line basis from the time of pricing through April 19, 2026; and
•
$32.5 will decline to zero on a straight-line basis from May 8, 2025 through May 21, 2025.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

About Your Securities

The securities are notes that are part of the Medium-Term Notes, Series F program of GS Finance Corp. and are fully and unconditionally guaranteed by The Goldman Sachs Group, Inc. This prospectus includes this pricing supplement and the accompanying documents listed below. This pricing supplement constitutes a supplement to the documents listed below, does not set forth all of the terms of your securities and therefore should be read in conjunction with such documents:

•
General terms supplement no. 17,741 dated February 14, 2025
•
Prospectus supplement dated February 14, 2025
•
Prospectus dated February 14, 2025

The information in this pricing supplement supersedes any conflicting information in the documents listed above. In addition, some of the terms or features described in the listed documents may not apply to your securities.

We refer to the securities we are offering by this pricing supplement as the “offered securities” or the “securities”. Each of the offered securities has the terms described in this pricing supplement. Please note that in this pricing supplement, references to “GS Finance Corp.”, “we”, “our” and “us” mean only GS Finance Corp. and do not include its subsidiaries or affiliates, references to “The Goldman Sachs Group, Inc.”, our parent company, mean only The Goldman Sachs Group, Inc. and do not include its subsidiaries or affiliates and references to “Goldman Sachs” mean The Goldman Sachs Group, Inc. together with its consolidated subsidiaries and affiliates, including us.

Please note that, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “underlier(s)”, “indices”, “exchange-traded fund(s)”, “index stock(s)”, “index stock issuer(s)”, “lesser performing”, “trade date”, “underlier sponsor”, “determination date”, “face amount”, “level” and “cash settlement amount” shall be deemed to refer to “underlying(s)”, “underlying index(es)”, “underlying ETF(s)”, “underlying stock(s)”, “underlying stock issuer(s)”, “worst performing”, “pricing date”, “underlying index publisher”, “valuation date”, “principal amount”, “value” and “payment at maturity”, respectively. In addition, for purposes of this pricing supplement, references in the general terms supplement no. 17,741 to “trading day” shall be deemed to refer to “underlying business day”, “index business day” or “ETF business day”, as applicable, and references to “closing level” shall be deemed to refer to “closing price”, “closing value”, “index closing value” or “ETF closing price”, as applicable.

The securities will be issued under the senior debt indenture, dated as of October 10, 2008, as supplemented by the First Supplemental Indenture, dated as of February 20, 2015, each among us, as issuer, The Goldman Sachs Group, Inc., as guarantor, and The Bank of New York Mellon, as trustee. This indenture, as so supplemented and as further supplemented thereafter, is referred to as the “GSFC 2008 indenture” in the accompanying prospectus supplement.

The securities will be issued in book-entry form and represented by master note no 3, dated March 22, 2021.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Investment Summary

The Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030 (the “securities”) do not provide for the regular payment of interest. Instead, the securities provide an opportunity to earn a fixed premium amount that could increase in amount the longer the securities remain outstanding. A fixed call premium amount will be paid on a call payment date (and the securities will be automatically called and no further payments will be made) if the closing value of the underlying stock on the related call observation date is greater than or equal to the initial share price, which is the lowest closing price of the underlying stock during the initial observation period. If the securities have not been automatically called prior to maturity, a fixed maturity premium amount will be paid on the stated maturity date if the closing price of the underlying stock on the valuation date is greater than or equal to the downside threshold price. However, if the closing value of the underlying stock on the valuation date is less than the downside threshold price, investors will be fully exposed to the decline in the underlying stock on a 1-to-1 basis, and will receive a payment at maturity that is less than 70.00% of the stated principal amount of the securities and could be zero. No fixed call premium amount will be paid with respect to a call observation date, and the securities will remain outstanding, if the closing price of the underlying stock is below the initial share price on such date. No fixed maturity premium amount will be paid with respect to the valuation date, and investors will lose more than 30.00% of their initial investment, if the closing price of the underlying stock is below the downside threshold price on such date. Accordingly, investors in the securities must be willing to accept the risk of not receiving any fixed premium amount during the term of the securities, even if the securities remain outstanding until the stated maturity, and the risk of losing their entire initial investment. In addition, investors will not participate in any appreciation of the underlying stock.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Key Investment Rationale

The securities do not provide for the regular payment of interest. Instead, the securities are for investors who seek a return of between 21.50% and 107.50%, depending on if and when their securities are automatically called, in exchange for the risk of losing all or a significant portion of the principal amount of their securities if the securities remain outstanding to maturity. The following scenarios are for illustrative purposes only to demonstrate how the payment on a call payment date (if the securities are automatically called) and the payment at maturity (if the securities have not been automatically called) are calculated, and do not attempt to demonstrate every situation that may occur. Accordingly, the securities may or may not be automatically called, a positive return on the securities may never be realized and the payment at maturity may be less than 70.00% of the stated principal amount of the securities and may be zero.

Scenario 1: the securities are automatically called prior to maturity and investors receive principal back and a return equal to the applicable call premium amount

This scenario assumes that the underlying stock closes at or above the initial share price on a call observation date. As a result, the securities are automatically called for the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount with respect to the related call observation date. If the securities are automatically called, no further payments will be made.

Scenario 2: the securities are not automatically called prior to maturity and investors receive principal back and a return equal to the maturity date premium amount at maturity

This scenario assumes that the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, the underlying stock closes at or above the downside threshold price. At maturity, investors will receive the stated principal amount plus the product of the stated principal amount times the maturity date premium amount.

Scenario 3: the securities are not automatically called prior to maturity and investors suffer a substantial loss of principal at maturity

This scenario assumes that the underlying stock closes below the initial share price on every call observation date. Consequently, the securities are not automatically called and no call payments are made. On the valuation date, the underlying stock closes below the downside threshold price. At maturity, investors will receive an amount equal to the product of the stated principal amount times the share performance factor. Under these circumstances, the payment at maturity will be less than 70.00% of the stated principal amount and could be zero.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (i) the closing price of the underlying stock on each quarterly call observation date and (ii) the final share price. Please see “Hypothetical Examples” below for illustration of hypothetical payouts on the securities.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Hypothetical Examples

The following examples are provided for purposes of illustration only. They should not be taken as an indication or prediction of future investment results and merely are intended to illustrate (i) the impact that various hypothetical closing prices of the underlying stock on a call observation date could have on the amount payable, if any, on the related call payment date and (ii) the impact that various hypothetical closing prices of the underlying stock on the valuation date could have on the payment at maturity, if any, assuming all other variables remain constant.

The information in the following examples reflects hypothetical rates of return on the offered securities assuming that they are purchased on the original issue date at the stated principal amount and held to a call payment date or the stated maturity date. If you sell your securities in a secondary market prior to a call payment date or the stated maturity date, your return will depend upon the market value of your securities at the time of sale, which may be affected by a number of factors that are not reflected in the examples below such as interest rates, the volatility of the underlying stock and the creditworthiness of GS Finance Corp., as issuer, and the creditworthiness of The Goldman Sachs Group, Inc., as guarantor.

For these reasons, the actual performance of the underlying stock over the life of your securities and the actual closing price of the underlying stock on any call observation date, may bear little relation to the hypothetical examples shown below or to the historical closing prices of the underlying stock shown elsewhere in this prospectus supplement. For information about the historical prices of the underlying stock during recent periods, see “The Underlying Stock — Historical Closing Prices of the Underlying Stock” below.

Also, the hypothetical examples shown below do not take into account the effects of applicable taxes. Because of the U.S. tax treatment applicable to your securities, tax liabilities could affect the after-tax rate of return on your securities to a comparatively greater extent than the after-tax return on the underlying stock.

The below examples are based on the following terms:

Hypothetical initial share price:	$100.00*
Hypothetical downside threshold level:	$70.00 (70.00% of the hypothetical initial share price)
Call premium amount:	With respect to any call observation date, the applicable call premium amount set forth under “Call premium amount” above
Maturity date premium amount:	107.50%
Stated principal amount:	$1,000 per security

* The hypothetical initial share price of $100.00 has been chosen for illustrative purposes only and does not represent the actual initial share price. The initial share price will be the lowest closing price of the underlying stock during the initial observation period.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

How to determine the amount payable, if any, on a call payment date:

Hypothetical Call Observation Date	Closing Price of the Underlying Stock	Amount Payable on a Call Payment Date (per security)
#1	$45 (below initial share price)	$0.00
#2	$50 (below initial share price)	$0.00
#3	$150 (at or above initial share price)	$1,322.50

On each of hypothetical call observation dates #1 and #2, the underlying stock closes below the initial share price. Therefore, the securities are not automatically called on the relevant call payment dates.

On hypothetical call observation date #3, the underlying stock closes at or above the initial share price. Therefore, the securities are automatically called and the amount payable on the relevant call payment date equals the sum of the stated principal amount plus the product of the stated principal amount times the applicable call premium amount. Investors will not participate in any appreciation of the underlying stock.

Your notes will not be automatically called, and you will not receive a payment on a call payment date, if the closing price of the underlying stock is below the initial share price on the related call observation date.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

How to calculate the payment at maturity (if the securities have not been automatically called):

Example	Closing Price of the Underlying Stock (Final Share price)	Payment at Maturity (per security)
#1	$150 (at or above the downside threshold price)	$2,075 ($1,000 + $1,000 × the maturity date premium amount)
#2	$50 (below the downside threshold price)	$1,000 × the share performance factor = $1,000 × ($50.00 / $100.00) = $500.00

In example #1, the final share price is at or above the initial share price. Therefore, investors receive at maturity the stated principal amount of the securities and the product of $1,000 times the maturity date premium amount. Investors will not participate in any appreciation of the underlying stock.

In example #2, the final share price is below the downside threshold price. Therefore, investors are exposed to the downside performance of the underlying stock at maturity and receive at maturity an amount equal to the stated principal amount times the share performance factor.

If the final share price is below the downside threshold price, you will be exposed to the downside performance of the underlying stock at maturity, and your payment at maturity will be less than $700.00 per security and could be zero.

How the initial share price is determined

▪

Appreciation in value during the initial observation period. If, for example, the underlying stock appreciates in value during the initial observation period so that the closing price of the underlying stock on each scheduled trading day during the initial observation period is greater than the closing price of the underlying stock on the pricing date, the initial share price set at the end of the initial observation period will be the closing price of the underlying stock on the pricing date, regardless of any appreciation in the value of the underlying stock during the initial observation period.

▪

Depreciation in value during the initial observation period. If, for example, the underlying stock depreciates in value during the initial observation period and the lowest closing price of the underlying stock during such period is 90.00% of the closing price of the underlying stock on the pricing date, the initial share price set at the end of the initial observation period will be equal to 90.00% of the closing price of the underlying stock on the pricing date.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Additional Hypothetical Examples

The following examples assume that neither a market disruption event nor a non-trading day occurs during the initial observation period or on any originally scheduled call observation date or the originally scheduled valuation date and there are no changes in or affecting the underlying stock. While there are sixteen potential call payment dates, the examples below only illustrate the amount you will receive, if any, on the first or second call payment date.

If your securities are automatically called on the first call observation date (i.e., on the first call observation date the closing price of the underlying stock is equal to or greater than the initial share price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of the underlying stock on the first call observation date was determined to be 130.00% of the initial share price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 121.50% of the principal amount of your securities or $1,215.00 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of the underlying stock.

If your securities are not automatically called on the first call observation date and are called on the second call observation date (i.e., on the first call observation date the closing price of the underlying stock is less than the initial share price and on the second call observation date the closing price of the underlying stock is equal to or greater than the initial share price), the cash payment that we would deliver for each $1,000 principal amount of your securities on the applicable call payment date would be the sum of $1,000.00 plus the product of $1,000.00 times the applicable call premium amount. If, for example, the closing price of the underlying stock on the second call observation date was determined to be 140.00% of the initial share price, your securities would be automatically called and the cash payment that we would deliver on your securities on the corresponding call payment date would be 126.875% of the principal amount of your securities or $1,268.75 for each $1,000 of securities. No further payments would be made on the securities following an automatic call. You will not participate in any appreciation of the underlying stock.

If the securities are not automatically called on any call observation date (i.e., on each call observation date the closing price of the underlying stock is less than the initial share price), the amount we would deliver for each $1,000 principal amount of your securities on the stated maturity date will depend on the performance of the underlying stock on the valuation date, as shown in the table below. The table below assumes that the securities have not been automatically called on a call observation date and reflects hypothetical amounts that you could receive on the stated maturity date. The values in the left column of the table below represent hypothetical final share prices and are expressed as percentages of the initial share price. The amounts in the right column represent the hypothetical payments at maturity, based on the corresponding hypothetical final share price, and are expressed as percentages of the stated principal amount of a security (rounded to the nearest one-thousandth of a percent). Thus, a hypothetical payment at maturity of 100.000% means that the value of the cash payment that we would deliver for each $1,000 of the outstanding stated principal amount of the offered securities on the stated maturity date would equal 100.000% of the stated principal amount of a security, based on the corresponding hypothetical final share price and the assumptions noted above.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

The Securities Have Not Been Automatically Called

Hypothetical Final Share Price (as Percentage of Initial Share Price)	Hypothetical Payment at Maturity (as Percentage of Stated Principal Amount)
250.000%	207.500%
200.000%	207.500%
150.000%	207.500%
125.000%	207.500%
105.000%	207.500%
100.000%	207.500%
90.000%	207.500%
85.000%	207.500%
70.000%	207.500%
69.999%	69.999%
60.000%	60.000%
50.000%	50.000%
30.000%	30.000%
25.000%	25.000%
0.000%	0.000%

As shown in the table above, if the securities have not been automatically called on a call observation date:

•
If the final share price were determined to be 25.000% of the initial share price, the payment at maturity that we would deliver on your securities would be 25.000% of the stated principal amount of your securities. As a result, if you purchased your securities on the original issue date at the stated principal amount and held them to the stated maturity date, you would lose 75.000% of your investment (if you purchased your securities at a premium to stated principal amount you would lose a correspondingly higher percentage of your investment).
•
If the final share price were determined to be 250.000% of the initial share price, the payment at maturity that we would deliver on your securities would be limited to 207.500% of each $1,000 principal amount of your securities. As a result, if you held your securities to the stated maturity date, you would not benefit from any increase in the final share price over 70.00% of the initial share price.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Risk Factors

An investment in your securities is subject to the risks described below, as well as the risks and considerations described in the accompanying prospectus, in the accompanying prospectus supplement and under “Additional Risk Factors Specific to the Notes” in the accompanying general terms supplement. You should carefully review these risks and considerations as well as the terms of the securities described herein and in the accompanying prospectus, the accompanying prospectus supplement and the accompanying general terms supplement. Your securities are a riskier investment than ordinary debt securities. Also, your securities are not equivalent to investing directly in the underlying stock. You should carefully consider whether the offered securities are appropriate given your particular circumstances.

Risks Related to Structure, Valuation and Secondary Market Sales

You May Lose Your Entire Investment in the Securities

You can lose your entire investment in the securities. Assuming your securities are not automatically called on a call observation date, the cash payment on your securities, if any, on the stated maturity date will be based on the performance of the underlying stock as measured from the initial share price set at the end of the initial observation period to the closing price of the underlying stock on the valuation date. If the final share price of the underlying stock is less than the downside threshold price, you will lose a significant portion of your investment, equivalent to 1.00% of the stated principal amount of your securities for every 1.00% decline in the closing price of the underlying stock over the term of the securities, and you will lose a significant portion or all of your investment. Thus, you may lose your entire investment in the securities.

Also, the market price of your securities prior to a call payment date or the stated maturity date, as the case may be, may be significantly lower than the purchase price you pay for your securities. Consequently, if you sell your securities before the stated maturity date, you may receive far less than the amount of your investment in the securities.

The Return on Your Securities May Change Significantly Despite Only a Small Incremental Change in the Price of the Underlying Stock

If your securities are not automatically called and the final share price of the underlying stock is less than the downside threshold price, you will lose all or a substantial portion of your investment in the securities. This means that while a decrease in the final share price of the underlying stock to the downside threshold price will not result in a loss of principal on the securities, a decrease in the final share price of the underlying stock to less than the downside threshold price will result in a loss of a significant portion of the stated principal amount of the securities despite only a small incremental change in the price of the underlying stock.

The Securities Are Subject to the Credit Risk of the Issuer and the Guarantor

Although the return on the securities will be based on the performance of the underlying stock, the payment of any amount due on the securities is subject to the credit risk of GS Finance Corp., as issuer of the securities, and the credit risk of The Goldman Sachs Group, Inc., as guarantor of the securities. The securities are our unsecured obligations. Investors are dependent on our ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Similarly, investors are dependent on the ability of The Goldman Sachs Group, Inc., as guarantor of the securities, to pay all amounts due on the securities, and therefore are also subject to its credit risk and to changes in the market’s view of its creditworthiness. See “Description of the Notes We May Offer — Information About Our Medium-Term Notes, Series F Program — How the Notes Rank Against Other Debt” in the accompanying prospectus supplement and “Description of Debt Securities We May Offer— Guarantee by The Goldman Sachs Group, Inc.” in the accompanying prospectus.

The Initial Share Price Will Not Be Determined Until the End of the Initial Observation Period

Because the initial share price will be the lowest closing price of the underlying stock during the initial observation period, the initial share price will not be determined until the end of the initial observation period. Accordingly, you will not know the initial share price for a significant period of time after the pricing date.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

There can be no assurance that, during the initial observation period, the closing price of the underlying stock will decline below the closing price of the underlying stock on the pricing date. Furthermore, even if during the initial observation period the closing price of the underlying stock declines below the closing price on the pricing date, there can be no assurance that the final share price will be greater than the downside threshold price so that you earn a positive return on the securities at maturity, or that you will not lose a significant portion or all of your investment. In addition, if the calculation agent determines that a market disruption event occurs on any scheduled trading day during the initial observation period or such day is not a trading day, the closing price of the underlying stock on such day will not be included in the calculation of the initial share price.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date, as the Case May Be, Will Be Capped

Regardless of the closing price of the underlying stock on a call observation date or the valuation date, the amount you may receive on the related call payment date or the stated maturity date is capped and you will not benefit from any increase in the closing price of the underlying stock above the initial share price. If your securities are automatically called on a call observation date, the payment you will receive for each $1,000 face amount of your securities will depend on the applicable call premium amount. In addition, the payment at maturity you may receive on the stated maturity date is capped due to the maturity date premium amount.

Your Securities Are Subject to Automatic Redemption

We will automatically call and redeem all, but not part, of your securities on a call payment date, if, as measured on any call observation date, the closing price of the underlying stock is greater than or equal to the initial share price. No further payments will be made on the securities following an automatic call. Therefore, the term for your securities may be reduced. You may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk in the event the securities are called prior to maturity. For the avoidance of doubt, if your notes are automatically called, no discounts, commissions or fees described herein will be rebated or reduced.

The Amount You Will Receive on a Call Payment Date or on the Stated Maturity Date Is Not Linked to the Closing Price of the Underlying Stock at Any Time Other Than on the Applicable Call Observation Date or the Valuation Date, as the Case May Be

The amount you will receive on a call payment date, if any, will be paid only if the closing price of the underlying stock is greater than or equal to the initial share price on the related call observation date. Therefore, the closing price of the underlying stock on dates other than the call observation dates will have no effect on any amount paid in respect of your securities on the call payment date. In addition, the amount you will receive on the stated maturity date, if any, will be based on the closing price of the underlying stock on the valuation date. Therefore, for example, if the final share price dropped precipitously on the valuation date, the amount paid on the securities would be significantly less than it would otherwise have been had the amount been linked to the closing price of the underlying stock prior to such drop. Although the actual share price on the call payment dates, stated maturity date or at other times during the life of the securities may be higher than the closing price of the underlying stock on the call observation dates or the valuation date, you will not benefit from the closing price of the underlying stock on any date other than on the call observation dates or the valuation date.

The Estimated Value of Your Securities At the Time the Terms of Your Securities Are Set On the Pricing Date (as Determined By Reference to Pricing Models Used By GS&Co.) Is Less Than the Original Issue Price Of Your Securities

The original issue price for your securities exceeds the estimated value of your securities as of the time the terms of your securities are set on the pricing date, as determined by reference to GS&Co.’s pricing models and taking into account our credit spreads. Such estimated value on the pricing date is set forth above under “Estimated Value of Your Securities”; after the pricing date, the estimated value as determined by reference to these models will be affected by changes in market conditions, the creditworthiness of GS Finance Corp., as issuer, the creditworthiness of The Goldman Sachs Group Inc., as guarantor, and other relevant factors. The price at which GS&Co. would initially buy or sell your securities (if GS&Co. makes a market, which it is not obligated to do), and the value that GS&Co. will initially use for account statements and otherwise, also exceeds the estimated value of your securities as determined by reference to these models. As agreed by GS&Co. and the distribution

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

participants, this excess (i.e., the additional amount described under “Estimated Value of Your Securities”) will decline to zero over the period from the date hereof through the applicable date set forth above under “Estimated Value of Your Securities”. Thereafter, if GS&Co. buys or sells your securities it will do so at prices that reflect the estimated value determined by reference to such pricing models at that time. The price at which GS&Co. will buy or sell your securities at any time also will reflect its then current bid and ask spread for similar sized trades of structured securities.

In estimating the value of your securities as of the time the terms of your securities are set on the pricing date, as disclosed above under “Estimated Value of Your Securities”, GS&Co.’s pricing models consider certain variables, including principally our credit spreads, interest rates (forecasted, current and historical rates), volatility, price-sensitivity analysis and the time to maturity of the securities. The particular features of the securities, including but not limited to the mechanism of setting the initial share price, which will be the lowest closing price of the underlying stock during the initial observation period, will reduce the estimated value of the securities as compared to other investments without such features. These pricing models are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, the actual value you would receive if you sold your securities in the secondary market, if any, to others may differ, perhaps materially, from the estimated value of your securities determined by reference to our models due to, among other things, any differences in pricing models or assumptions used by others. See “— The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors” below.

The difference between the estimated value of your securities as of the time the terms of your securities are set on the pricing date and the original issue price is a result of certain factors, including principally the underwriting discount and commissions, the expenses incurred in creating, documenting and marketing the securities, and an estimate of the difference between the amounts we pay to GS&Co. and the amounts GS&Co. pays to us in connection with your securities. We pay to GS&Co. amounts based on what we would pay to holders of a non-structured security with a similar maturity. In return for such payment, GS&Co. pays to us the amounts we owe under your securities.

In addition to the factors discussed above, the value and quoted price of your securities at any time will reflect many factors and cannot be predicted. If GS&Co. makes a market in the securities, the price quoted by GS&Co. would reflect any changes in market conditions and other relevant factors, including any deterioration in our creditworthiness or perceived creditworthiness or the creditworthiness or perceived creditworthiness of The Goldman Sachs Group, Inc. These changes may adversely affect the value of your securities, including the price you may receive for your securities in any market making transaction. To the extent that GS&Co. makes a market in the securities, the quoted price will reflect the estimated value determined by reference to GS&Co.’s pricing models at that time, plus or minus its then current bid and ask spread for similar sized trades of structured securities (and subject to the declining excess amount described above).

Furthermore, if you sell your securities, you will likely be charged a commission for secondary market transactions, or the price will likely reflect a dealer discount. This commission or discount will further reduce the proceeds you would receive for your securities in a secondary market sale.

There is no assurance that GS&Co. or any other party will be willing to purchase your securities at any price and, in this regard, GS&Co. is not obligated to make a market in the securities. See “Additional Risk Factors Specific to the Notes — Your Notes May Not Have an Active Trading Market” in the accompanying general terms supplement.

The Market Value of Your Securities May Be Influenced By Many Unpredictable Factors

When we refer to the market value of your securities, we mean the value that you could receive for your securities if you chose to sell them in the open market before a call payment date or the stated maturity date. A number of factors, many of which are beyond our control, will influence the market value of your securities, including:

•
the market price of the underlying stock to which your securities are linked;
•
the volatility – i.e., the frequency and magnitude of changes – in the market price of the underlying stock;
•
the dividend rate of the underlying stock;

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

•
economic, financial, regulatory, political, military, public health and other events that affect stock markets generally and the market segment of which the underlying stock is a part, and which may affect the market price of the underlying stock;
•
interest rates and yield rates in the market;
•
the time remaining until your securities mature; and
•
our creditworthiness and the creditworthiness of The Goldman Sachs Group, Inc., whether actual or perceived, including actual or anticipated upgrades or downgrades in our credit ratings or the credit ratings of The Goldman Sachs Group, Inc. or changes in other credit measures.

Without limiting the foregoing, the market value of your securities may be negatively impacted by increasing interest rates. Such adverse impact of increasing interest rates could be significantly enhanced in securities with longer-dated maturities, the market values of which are generally more sensitive to increasing interest rates.

These factors, and many other factors, will influence the price you will receive if you sell your securities before a call payment date or maturity, including the price you may receive for your securities in any market making transaction. If you sell your securities before a call payment date or maturity, you may receive less than the principal amount of your securities or the amount you may receive on a call payment date or at maturity.

You cannot predict the future performance of the underlying stock based on its historical performance. The actual performance of the underlying stock over the life of the offered securities or the payment at maturity may bear little or no relation to the historical closing price of the underlying stock or to the hypothetical examples shown elsewhere in this pricing supplement.

In Some Circumstances, the Payment You Receive on the Securities May Be Based on the Securities of Another Company and Not the Issuer of the Underlying Stock

Following certain corporate events relating to the underlying stock where its issuer is not the surviving entity, the amount you receive at maturity may be based on the securities of a successor to the underlying stock issuer or any cash or any other assets distributed to holders of shares of the underlying stock in such corporate event. The occurrence of these corporate events and the consequent adjustments may materially and adversely affect the value of the securities. We describe the specific corporate events that can lead to these adjustments and the procedures for selecting distribution property under “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement.

We Will Not Hold Shares of the Underlying Stock for Your Benefit

The indenture governing your security does not contain any restriction on our ability or the ability of any of our affiliates to sell, pledge or otherwise convey a share or shares of the underlying stock acquired by us or them. Neither we nor our affiliates will pledge or otherwise hold shares of the underlying stock for your benefit in order to enable you to exchange your security for shares under any circumstances. Consequently, in the event of our bankruptcy, insolvency or liquidation, any shares of the underlying stock owned by us will be subject to the claims of our creditors generally and will not be available for your benefit specifically.

You Have No Shareholder Rights or Any Rights to Receive Any Underlying Stock

Investing in your securities will not make you a holder of the underlying stock. Neither you nor any other holder or owner of your securities will have any rights with respect to the underlying stock, including any voting rights, any rights to receive dividends or other distributions, any rights to make a claim against the underlying stock or any other rights of a holder of the underlying stock. Your securities will be paid in cash and, you will have no right to receive delivery of any shares of the underlying stock.

As Calculation Agent, GS&Co. Will Have the Authority to Make Determinations that Could Affect the Value of Your Securities

As calculation agent for your securities, GS&Co. will have discretion in making certain determinations that affect your securities, including determining: the closing price of the underlying stock on any call observation date; whether your securities will be automatically called; the initial share price at the end of the initial observation period and the final share price on the valuation date, which we will use to determine the amount we must pay on

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

the stated maturity date; whether to postpone a call observation date or the valuation date because of a market disruption event or a non-trading day; when and how to make anti-dilution adjustments to the closing prices of the underlying stock; and the call observation dates and the call payment dates; and the stated maturity date. The calculation agent also has discretion in making certain adjustments relating to the underlying stock. See “Supplemental Terms of the Notes — Anti-dilution Adjustments for Index Stocks” in the accompanying general terms supplement. The exercise of this discretion by GS&Co. could adversely affect the value of your securities and may present GS&Co. with a conflict of interest. We may change the calculation agent at any time without notice and GS&Co. may resign as calculation agent at any time upon 60 days' written notice to GS Finance Corp.

We May Sell an Additional Aggregate Stated Principal Amount of the Securities at a Different Issue Price

At our sole option, we may decide to sell an additional aggregate stated principal amount of the securities subsequent to the date of this pricing supplement. The issue price of the securities in the subsequent sale may differ substantially (higher or lower) from the original issue price you paid as provided on the cover of this pricing supplement.

If You Purchase Your Securities at a Premium to Stated Principal Amount, the Return on Your Investment Will Be Lower Than the Return on Securities Purchased at Stated Principal Amount and the Impact of Certain Key Terms of the Securities Will be Negatively Affected

The payment on a call payment date or at maturity will not be adjusted based on the issue price you pay for the securities. If you purchase securities at a price that differs from the stated principal amount of the securities, then the return on your investment in such securities held to a call payment date or the stated maturity date will differ from, and may be substantially less than, the return on securities purchased at stated principal amount. If you purchase your securities at a premium to stated principal amount and hold them to a call payment date or the stated maturity date the return on your investment in the securities will be lower than it would have been had you purchased the securities at stated principal amount or a discount to stated principal amount.

Risks Related to Conflicts of Interest

Other Investors May Not Have the Same Interests as You

Other investors in the securities are not required to take into account the interests of any other investor in exercising remedies or voting or other rights in their capacity as security holders. The interests of other investors may, in some circumstances, be adverse to your interests. Further, other investors in the market may take short positions (directly or indirectly through derivative transactions) on assets that are the same or similar to your securities, the underlying stock or other similar securities, which may adversely impact the market for or value of your securities.

Additional Risks Related to the Underlying Stock

The Underlying Stock Has a Very Limited Trading History

Your notes are linked to an underlying stock that has only recently commenced public trading and, therefore, has very limited historical performance. Because the underlying stock has no historical closing price prior to the completion of its initial public offering, limited historical underlying stock information will be available for you to consider in making an independent investigation of its underlying stock performance, which may make it difficult for you to make an informed decision with respect to the notes. Further, because the underlying stock has a very limited trading history, your investment in the notes may involve greater risks than an investment in notes linked to the securities of companies with a more established record of performance. For additional information about the underlying stock, see “The Underlying Stock.” No future performance of the underlying stock can be predicted based on the historical underlying stock performance information described herein.

Risks Related to Tax

Your Securities May Be Subject to an Adverse Change in Tax Treatment in the Future

The tax consequences of an investment in your securities are uncertain, both as to the timing and character of any inclusion in income in respect of your securities.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

The Internal Revenue Service announced on December 7, 2007 that it is considering issuing guidance regarding the tax treatment of an instrument such as your securities that are currently characterized as pre-paid derivative contracts, and any such guidance could adversely affect the value and the tax treatment of your securities. Among other things, the Internal Revenue Service may decide to require the holders to accrue ordinary income on a current basis and recognize ordinary income on payment at maturity, and could subject non-U.S. investors to withholding tax. Furthermore, in 2007, legislation was introduced in Congress that, if enacted, would have required holders that acquired instruments such as your securities after the bill was enacted to accrue interest income over the term of such instruments even though there will be no interest payments over the term of such instruments. It is not possible to predict whether a similar or identical bill will be enacted in the future, or whether any such bill would affect the tax treatment of your securities. We describe these developments in more detail under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. You should consult your tax advisor about this matter. Except to the extent otherwise provided by law, GS Finance Corp. intends to continue treating the securities for U.S. federal income tax purposes in accordance with the treatment described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement unless and until such time as Congress, the Treasury Department or the Internal Revenue Service determine that some other treatment is more appropriate. Please also consult your tax advisor concerning the U.S. federal income tax and any other applicable tax consequences to you of owning your securities in your particular circumstances.

Non-United States Holders Should Consider the Withholding Tax Implications of Owning the Securities

The Treasury Department has issued regulations under which amounts paid or deemed paid on certain financial instruments (“871(m) financial instruments”) that are treated as attributable to U.S.-source dividends could be treated, in whole or in part depending on the circumstances, as a “dividend equivalent” payment that is subject to tax at a rate of 30% (or a lower rate under an applicable treaty), which in the case of any amounts you receive upon the sale, exchange, redemption or maturity of your securities, could be collected via withholding. If these regulations were to apply to the securities, we may be required to withhold such taxes if any U.S.-source dividends are paid on the underlying stock during the term of the securities. We could also require you to make certifications (e.g., an applicable Internal Revenue Service Form W-8) prior to the maturity of the securities in order to avoid or minimize withholding obligations, and we could withhold accordingly (subject to your potential right to claim a refund from the Internal Revenue Service) if such certifications were not received or were not satisfactory. If withholding was required, we would not be required to pay any additional amounts with respect to amounts so withheld. These regulations generally will apply to 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) issued (or significantly modified and treated as retired and reissued) on or after January 1, 2027, but will also apply to certain 871(m) financial instruments (or a combination of financial instruments treated as having been entered into in connection with each other) that have a delta (as defined in the applicable Treasury regulations) of one and are issued (or significantly modified and treated as retired and reissued) on or after January 1, 2017. In addition, these regulations will not apply to financial instruments that reference a “qualified index” (as defined in the regulations). We have determined that, as of the issue date of your securities, your securities will not be subject to withholding under these rules. In certain limited circumstances, however, you should be aware that it is possible for non-United States holders to be liable for tax under these rules with respect to a combination of transactions treated as having been entered into in connection with each other even when no withholding is required. You should consult your tax advisor concerning these regulations, subsequent official guidance and regarding any other possible alternative characterizations of your securities for U.S. federal income tax purposes.

Foreign Account Tax Compliance Act (FATCA) Withholding May Apply to Payments on Your Securities, Including as a Result of the Failure of the Bank or Broker Through Which You Hold the Securities to Provide Information to Tax Authorities

Please see the discussion under “United States Taxation — Taxation of Debt Securities — Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus for a description of the applicability of FATCA to payments made on your securities.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

The Underlying Stock

The underlying stock issuer is Palantir Technologies Inc. According to publicly available information, Palantir Technologies Inc. builds software that empowers organizations to integrate their data, decisions, and operations at scale.

Where Information About the Underlying Stock Issuer Can Be Obtained

The underlying stock is registered under the Securities Exchange Act of 1934. Companies with securities registered under the Exchange Act are required to file financial and other information specified by the U.S. Securities and Exchange Commission (“SEC”) periodically. Information filed by the underlying stock issuer with the SEC electronically can be reviewed through a website maintained by the SEC. The address of the SEC’s website is sec.gov. Information filed with the SEC by the underlying stock issuer under the Exchange Act can be located by referencing its SEC file number 001-39540.

Information about the underlying stock issuer may also be obtained from other sources such as press releases, newspaper articles and other publicly available documents.

We do not make any representation or warranty as to the accuracy or completeness of any materials referred to above, including any filings made by the underlying stock issuer with the SEC.

We Obtained the Information About the Underlying Stock Issuer From the Underlying Stock Issuer’s Public Filings

This pricing supplement relates only to your security and does not relate to the underlying stock or other securities of the underlying stock issuer. We have derived all information about the underlying stock issuer in this pricing supplement from the publicly available information referred to in the preceding subsection. We have not participated in the preparation of any of those documents or made any “due diligence” investigation or inquiry with respect to the underlying stock issuer in connection with the offering of your security. Furthermore, we do not know whether all events occurring before the date of this pricing supplement — including events that would affect the accuracy or completeness of the publicly available documents referred to above and the trading price of shares of the underlying stock — have been publicly disclosed. Subsequent disclosure of any events of this kind or the disclosure of or failure to disclose material future events concerning the underlying stock issuer could affect the value you will receive at maturity and, therefore, the market value of your security.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock.

We or any of our affiliates may currently or from time to time engage in business with the underlying stock issuer, including making loans to or equity investments in the underlying stock issuer or providing advisory services to the underlying stock issuer, including merger and acquisition advisory services. In the course of that business, we or any of our affiliates may acquire non-public information about the underlying stock issuer and, in addition, one or more of our affiliates may publish research reports about the underlying stock issuer. As an investor in a security, you should undertake such independent investigation of the underlying stock issuer as in your judgment is appropriate to make an informed decision with respect to an investment in a security.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Historical Closing Prices of the Underlying Stock

The closing prices of the underlying stock have fluctuated in the past and may, in the future, experience significant fluctuations. In particular, the underlying stock has recently experienced extreme and unusual volatility. Any historical upward or downward trend in the closing prices of the underlying stock during the period shown below is not an indication that the underlying stock is more or less likely to increase or decrease at any time during the life of your securities.

You should not take the historical prices of the underlying stock as an indication of the future performance of the underlying stock, including because of the recent volatility described above. We cannot give you any assurance that the future performance of the underlying stock will result in you receiving an amount greater than the outstanding principal amount of your securities on the stated maturity date, or that you will not lose a significant portion or all of your investment.

Neither we nor any of our affiliates make any representation to you as to the performance of the underlying stock. Before investing in the offered securities, you should consult publicly available information to determine the prices of the underlying stock between the date of this pricing supplement and the date of your purchase of the offered securities and, given the recent volatility described above, you should pay particular attention to recent share prices of the underlying stock. The actual performance of the underlying stock over the life of the offered securities, as well as the amount payable at maturity, if any, may bear little relation to the historical prices shown below.

The table below shows the high, low and period end closing prices of the underlying stock for the last two calendar quarters of 2020 (from the completion of its initial public offering on September 30, 2020), each of the four calendar quarters in 2021, 2022, 2023 and 2024 and the first two calendar quarters of 2025 (through April 8, 2025), adjusted for corporate events, if applicable. We obtained the closing prices of the underlying stock listed in the tables below from Bloomberg Financial Services, without independent verification.

Historical Quarterly High, Low and Period End Closing Prices of Palantir Technologies Inc.

	High	Low	Period End
2020
Quarter ended September 30 (from September 30, 2020)	$9.50	$9.50	$9.50
Quarter ended December 31	$29.05	$9.03	$23.55
2021
Quarter ended March 31	$39.00	$21.73	$23.29
Quarter ended June 30	$27.38	$18.37	$26.36
Quarter ended September 30	$28.77	$21.37	$24.04
Quarter ended December 31	$26.75	$17.96	$18.21
2022
Quarter ended March 31	$18.53	$10.43	$13.73
Quarter ended June 30	$14.63	$6.71	$9.07
Quarter ended September 30	$11.45	$7.28	$8.13
Quarter ended December 31	$8.79	$6.00	$6.42
2023
Quarter ended March 31	$10.11	$6.32	$8.45
Quarter ended June 30	$16.60	$7.38	$15.33
Quarter ended September 30	$19.99	$13.96	$16.00
Quarter ended December 31	$21.34	$14.69	$17.17
2024
Quarter ended March 31	$26.46	$15.98	$23.01
Quarter ended June 30	$25.82	$20.47	$25.33
Quarter ended September 30	$37.95	$24.09	$37.20
Quarter ended December 31	$82.38	$36.46	$75.63
2025
Quarter ended March 31	$124.62	$64.98	$84.40
Quarter ending June 30 (through April 8, 2025)	$87.45	$74.01	$77.32

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

The graph below shows the daily historical closing prices of the underlying stock from the completion of its initial public offering on September 30, 2020 through April 8, 2025, adjusted for corporate events, if applicable. As a result, the following graph does not reflect the global financial crisis which began in 2008, which had a materially negative impact on the price of most equity securities. We obtained the closing prices of the underlying stock in the graph below from Bloomberg Financial Services, without independent verification.

Historical Performance of Palantir Technologies Inc.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Supplemental Discussion of U.S. Federal Income Tax Consequences

No statutory, judicial or administrative authority directly addresses how your securities should be characterized and treated for U.S. federal income tax purposes. As a result, the U.S. federal income tax consequences of your investment in your securities are uncertain. You will be obligated pursuant to the terms of the securities — in the absence of a change in law, an administrative determination or a judicial ruling to the contrary — to characterize each security for all tax purposes as a pre-paid derivative contract in respect of the underlying stock, as described under “Supplemental Discussion of U.S. Federal Income Tax Consequences” in the accompanying general terms supplement. It is the opinion of Sidley Austin LLP that such a characterization of the securities for U.S. federal income tax purposes is a reasonable interpretation of current law. Pursuant to this approach, it is the opinion of Sidley Austin LLP that upon the sale, exchange, redemption or maturity of your securities, you should recognize capital gain or loss equal to the difference, if any, between the amount you receive at such time and your tax basis in your securities.

Notwithstanding the foregoing, since the appropriate U.S. federal income tax characterization and treatment of your securities are uncertain, it is possible that the Internal Revenue Service could assert a different characterization and treatment than that described immediately above. In this case, the timing and character of income, gain or loss recognized with respect to your securities could substantially differ from that described above.

Pursuant to Treasury regulations, Foreign Account Tax Compliance Act (FATCA) withholding (as described in “United States Taxation—Taxation of Debt Securities—Foreign Account Tax Compliance Act (FATCA) Withholding” in the accompanying prospectus) will generally apply to obligations that are issued on or after July 1, 2014; therefore, the securities will generally be subject to the FATCA withholding rules.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Supplemental Plan of Distribution; Conflicts of Interest

As described under “Supplemental Plan of Distribution” in the accompanying general terms supplement and “Plan of Distribution — Conflicts of Interest” in the accompanying prospectus; GS Finance Corp. estimates that its share of the total offering expenses, excluding underwriting discounts and commissions, will be approximately $20,000.

GS Finance Corp. will sell to GS&Co., and GS&Co. will purchase from GS Finance Corp., the aggregate stated principal amount of the offered securities specified on the front cover of this pricing supplement. GS&Co. proposes initially to offer the securities to the public at the original issue price set forth on the cover page of this pricing supplement. Morgan Stanley Smith Barney LLC (Morgan Stanley Wealth Management), acting as dealer for the offering, will receive a selling concession of $32.50 for each security it sells. Morgan Stanley Wealth Management has informed us that it intends to internally allocate at Morgan Stanley Wealth Management $5.00 of the selling concession for each security as a structuring fee. The costs included in the original issue price of the securities will include a fee paid by GS&Co. to LFT Securities, LLC, an entity in which an affiliate of Morgan Stanley Wealth Management has an ownership interest, for providing certain electronic platform services with respect to this offering. GS&Co. is an affiliate of GS Finance Corp. and The Goldman Sachs Group, Inc. and, as such, will have a “conflict of interest” in this offering of securities within the meaning of Financial Industry Regulatory Authority, Inc. (FINRA) Rule 5121. Consequently, this offering of securities will be conducted in compliance with the provisions of FINRA Rule 5121. GS&Co. will not be permitted to sell securities in this offering to an account over which it exercises discretionary authority without the prior specific written approval of the account holder.

We will deliver the securities against payment therefor in New York, New York on April 11, 2025. Under Rule 15c6-1 of the Securities Exchange Act of 1934, trades in the secondary market generally are required to settle in one business day, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade securities on any date prior to one business day before delivery will be required to specify alternative settlement arrangements to prevent a failed settlement.

We have been advised by GS&Co. that it intends to make a market in the securities. However, neither GS&Co. nor any of our other affiliates that makes a market is obligated to do so and any of them may stop doing so at any time without notice. No assurance can be given as to the liquidity or trading market for the securities.

April 2025

GS Finance Corp.

Lookback Trigger Jump Securities with Auto-Callable Feature Based on the Performance of the Class A common stock of Palantir Technologies Inc. due April 11, 2030

Principal at Risk Securities

Validity of the Securities and Guarantee

In the opinion of Sidley Austin llp, as counsel to GS Finance Corp. and The Goldman Sachs Group, Inc., when the securities offered by this pricing supplement have been executed and issued by GS Finance Corp., such securities have been authenticated by the trustee pursuant to the indenture, and such securities have been delivered against payment as contemplated herein, (a) such securities will be valid and binding obligations of GS Finance Corp., enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above and (b) the guarantee with respect to such securities will be a valid and binding obligation of The Goldman Sachs Group, Inc., enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally, concepts of reasonableness and equitable principles of general applicability (including, without limitation, concepts of good faith, fair dealing and the lack of bad faith), provided that such counsel expresses no opinion as to the effect of fraudulent conveyance, fraudulent transfer or similar provision of applicable law on the conclusions expressed above. This opinion is given as of the date hereof and is limited to the laws of the State of New York and the General Corporation Law of the State of Delaware as in effect on the date hereof. In addition, this opinion is subject to customary assumptions about the trustee’s authorization, execution and delivery of the indenture and the genuineness of signatures and certain factual matters, all as stated in the letter of such counsel dated January 27, 2025, which has been filed as Exhibit 5.6 to the registration statement on Form S-3 filed with the Securities and Exchange Commission by GS Finance Corp. and The Goldman Sachs Group, Inc. on January 27, 2025.

April 2025